UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 13, 2012

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	314-877-7000

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Only the items indicated below are covered by this report.

Item 7.01.	Regulation FD Disclosure.

Ralcorp Holdings, Inc. (the “Company”) provided the financial statements attached hereto as Exhibit 99.1 and incorporated by reference herein (the “Financial Statements”) to certain of its lenders in compliance with the Company’s financing agreements. The Financial Statements were provided to fulfill the Company’s obligation to provide its quarterly financial statements prepared in accordance with generally accepted accounting principles ("GAAP").  The Company usually fulfills this obligation by providing its Quarterly Report on Form 10-Q; however, the Quarterly Report on Form 10-Q for the period ended March 31, 2012 has not yet been filed with the Securities and Exchange Commission.  The Financial Statements have not been reviewed by PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, as the Company is still in the process of restating certain financial information, as disclosed in Items 2.02 and 4.02 in the Form 8-K filed on May 7, 2012 and in the Form 8-K filed on June 13, 2012.  The Financial Statements do not include disclosure of condensed financial statements of guarantors, which are not required by GAAP.  The Company is in the process of restating the condensed financial statements of guarantors for the three and six months ended March 31, 2011.

The Financial Statements are hereby incorporated by reference. The information contained in Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Ralcorp Holdings, Inc. Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.

Date:	June 13, 2012	By: /s/ S. Monette
S. Monette
Corporate Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Ralcorp Holdings, Inc. Financial Statements